EXHIBIT 21

Subsidiaries

NeXplore Corporation
June 30, 2007

Name		Date
(100% ownership,	State of	Acquired/
unless otherwise shown)	Incorporation	Created	Status

NeXplore Technologies, Inc.	Texas	03-30-2007	Active